UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
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VEEVA SYSTEMS INC.
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Filed by Veeva Systems Inc. Pursuant to Rule 14a-12
Under the Securities Exchange Act of 1934
Commission File No.: 001-36121
The following are excerpts from a transcript of a presentation to investors made by Veeva Systems Inc. (“Veeva”) on October 29, 2020. The excerpts contain only those portions of the presentation related to Veeva becoming a public benefit corporation. The full presentation and recording can be found on Veeva’s website.
Peter Gassner

Veeva as a Public Benefit Corporation

- Aligns to our Values
- Industry Partner
- Talent Attraction

Better long-term financial results

Copyright © Veeva Systems 2020

In terms of being a strategic partner, I would like to provide context for our proposed conversion to a public benefit corporation. Why are we doing this? It aligns our legal charter to the multi-stakeholder way we run the Company. In short, it aligns our charter to our values. It also shows customers that will be a partner for the long-term. They can feel comfortable going all in with Veeva, and it will also help us attract mission-driven talent. All these things together will help us deliver better financial results over the long-term. Veeva will be the first company over a billion dollars in revenue to be a PBC, and the first public company to convert to a PBC. That feels good to us. We like to lead.
Rick Lund
Great. Thank you, Jim. Peter, let's turn to our recent proposal to convert Veeva into a public benefit corporation or PBC. Couple of questions on this, let's start with the first one. Can you just share any early customer feedback that we've had in the wake of this announcement?
Peter Gassner
We're really excited about that PBC. It's aligning our values to our charter. It may sound like small thing. It's an important thing for me and our employees, recognizing our investors have been pretty enthusiastic. Customers are also enthusiastic and I say—I think appreciative of the long-term approach, but it doesn't affect their day-to-day because it doesn't affect how we operate. But it just makes them feel comfortable that, okay, look 10, 20, 30 years, we're still going to be Veeva. Pretty enthusiastic on the long term, but doesn't affect the day-to-day.
Rick Lund
Makes sense, Peter. A follow-up question on this topic, given the way that we framed our mission as a Company, is there any thought to changing our pricing and specifically to use the strategy of lower prices as a way to drive further product adoption while still maintaining our margin targets?
Peter Gassner
Overall, no changes to any kind of an operating model or things that we do at Veeva. We're doing what we're doing and then this is just aligning our charter for the long term. I assume we've always had a good philosophy there. We shoot for product excellence and part of that is setting the appropriate price and then we don't raise prices even when inflation goes up. Trying to get more efficient, so no changes in pricing.
Rick Lund
Great, and then maybe the final point on this topic, as our customers go deeper and deeper with Veeva, as they rely on us for more and more of their critical functions with our software, our data, our people, I guess a couple of things, how are we keeping pace with our hiring in order to support that? Number one. Number two, is there ever a concern that the level of spend within customers reaches a level that's too high or that customers would be worried, spending that much money with us or entrusting us with that many of their systems?
Peter Gassner
In terms of hiring, yes. That's the magic. How fast can you bring in the best people and assign them in the right places to the right market? That's always going to be hard and I think it's the same as it's always been for Veeva. I would say we're getting better known and we're getting a bit more in flow. I'm really happy with the people that are coming into Veeva. It's the same old stuff there, but I'm encouraged, we're getting more visible.
PBC actually helps a little bit and just, we're on a roll. In terms of the customers overall, when they adopt more Veeva, they get more value. It may reduce some of their operating costs in IT, that's true, but the way the customers in general look at it over time is am I getting value for that? When we look at IT spend, you could actually eliminate it, totally your IT spend, and just go back to paper. You'd save money in IT, put your accounting on paper, but nobody does that because it doesn't provide value for the business. It's quite simple, customers adopt more from Veeva when they can get more benefit from Veeva by adopting more.
I haven't seen the customer say, well, we don't trust Veeva, so we don't want to spend much with Veeva, we'll sprinkle it around with different vendors. Life science is a competitive industry. They're looking for a competitive advantage to get the medicines out to patients. They trust Veeva, and also with the PBC, I think that really puts it right in our legal charter that they can trust Veeva because our Board of Directors, if this passes, we will have the legal duty to watch out for employees and customers, as well as shareholders, and that's new.

The following excerpt is from remarks made by Veeva’s chief executive officer, Peter Gassner, during Veeva’s earnings call for its fiscal third quarter ending October 31, 2020, which took place on December 1, 2020. The excerpt contains only those portions of the earnings call related to Veeva becoming a public benefit corporation.
CEO Remarks:
“And finally, I’d like to update you on our proposed conversion to a Public Benefit Corporation. We have completed our communication process with customers and investors, and the feedback has been largely positive. We also completed the comment process with the SEC and are filing a revised proxy this week. We will hold a special shareholder meeting to vote on the proposed PBC conversion on January 13.”
Additional Information and Where to Find It
Veeva, its directors and certain executive officers are participants in the solicitation of proxies from stockholders in connection with the certain matters described above (the “Matters”). Veeva plans to file a proxy statement (the “Proxy Statement”) with the Securities and Exchange Commission (the “SEC”) in connection with the solicitation of proxies in connection with the Matters.
Timothy C. Barabe, Mark Carges, Paul E. Chamberlain, Ronald E.F. Codd, Peter P. Gassner, Mary Lynne Hedley, Gordon Ritter, Paul Sekhri, and Matthew J. Wallach, all of whom are members of Veeva’s Board of Directors, and Brent Bowman, Veeva’s Chief Financial Officer, are participants in Veeva’s solicitation. Other than Messrs. Gassner and Wallach, none of such participants owns in excess of one percent of the voting power of Veeva’s common stock. Mr. Gassner may be deemed to own approximately 52 percent of the voting power of Veeva’s common stock, and Mr. Wallach may be deemed to own approximately two percent of the voting power of Veeva’s common stock. Additional information regarding such participants, including their direct or indirect interests, by security holdings or otherwise, will be included in the Proxy Statement and other relevant documents to be filed with the SEC in connection with the Matters. Information relating to the foregoing can also be found in Veeva’s definitive proxy statement for its 2020 Annual Meeting of Stockholders (the “2020 Proxy Statement”), which was filed with the SEC on May 12, 2019. To the extent that holdings of Veeva’s securities have changed since the amounts printed in the 2020 Proxy Statement, such changes have been or will be reflected on Statements of Change in Ownership on Form 4 filed with the SEC.
Promptly after filing the definitive Proxy Statement with the SEC, Veeva will mail the definitive Proxy Statement and a proxy card to each stockholder entitled to vote at the stockholder meeting to consider the Matters. STOCKHOLDERS ARE URGED TO READ THE PROXY STATEMENT (INCLUDING ANY AMENDMENTS OR SUPPLEMENTS THERETO) AND ANY OTHER RELEVANT DOCUMENTS THAT VEEVA WILL FILE WITH THE SEC WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION. Stockholders may obtain, free of charge, the Proxy Statement, any amendments or supplements thereto and any other relevant documents filed by Veeva with the SEC in connection with the Matters at the SEC’s website (http://www.sec.gov). Copies of Veeva’s definitive Proxy Statement, any amendments or supplements thereto and any other relevant documents filed by Veeva with the SEC in connection with the Matters will also be available, free of charge, at Veeva’s website (http://www.veeva.com) or by writing to Veeva Systems Inc., Attention: Investor Relations, 4280 Hacienda Drive, Pleasanton, California 94588.